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                                                                     EXHIBIT 4.3


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                             STOCKHOLDERS' AGREEMENT


                            DATED AS OF JULY 23,1998

















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                                TABLE OF CONTENTS

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                                                                              PAGE
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Section.1.  Definitions ..................................................     1

Section.2.  Limitations on Transfers of Stock by Restricted Stockholders..     5

Section.3.  Right of First Refusal; Restricted Stockholders' Shares ......     5

Section.4.  Rights of Co-Sale ............................................     8

Section.5.  Right of First Offer; Investor Shares ........................     9

Section.6.  Right of First Offer; Corporation Stock ......................    10

Section.7.  Voting Agreement .............................................    11

Section.8.  Legend on Stock Certificates .................................    12

Section.9.  Additional Shares of Stock, Etc. .............................    13

Section.10. Duration of Agreement; Compliance ............................    13

Section.11. Severability; Governing Law ..................................    13

Section.12. Successors and Assigns .......................................    13

Section.13. Notices ......................................................    14

Section.14. Modification .................................................    15

Section.15. Headings .....................................................    15

Section.16. Nouns and Pronouns ...........................................    15

Section.17. Entire Agreement .............................................    15

Section.18. Counterparts .................................................    15
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                                          STOCKHOLDERS' AGREEMENT dated as of
                                    July 23, 1998, among NATIONAL NETWORK
                                    TECHNOLOGIES INC., a Delaware corporation
                                    (the "Corporation"), and the STOCKHOLDERS of the Corporation identified on Annex I (each, a "Stockholder," and, collectively, the "Stockholders").

      Each Stockholder owns, on the date hereof, that number of shares of Stock (as hereinafter defined) set forth opposite such Stockholder's name on Annex I hereto. It is deemed to be in the best interest of the Corporation and the Stockholders that provision be made for the continuity and stability of the business and policies of the Corporation, and, to that end, the Corporation and the Stockholders hereby set forth their agreements with respect to the ownership, voting and transfer of shares of Stock owned by the Stockholders.

      NOW, THEREFORE, in consideration of the premises and of the mutual consents and obligations hereinafter set forth, the parties hereto hereby agree as follows:

      Section 1. Definitions.

      As used herein, the following terms shall have the following respective meanings:

      "Affiliate" means, with respect to any Person, any of (a) a director, officer, member, manager or partner of such Person, (b) the spouse, lineal descendant or adopted children of a Person who is an individual or a Person who is an Affiliate of such Person by virtue of clause (a); or (c) any other Person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, another Person. The term "control" includes, without limitation, the possession, directly or indirectly, of the power to direct the management and policies of a Person, whether through the ownership of voting securities or equity interests, by contract or otherwise.

      "Board" means the Board of Directors of the Corporation.

      "Charter" shall mean the Amended and Restated Certificate of Incorporation of the Corporation, as hereafter amended from time to time.

      "Common Stock" shall mean the common stock, par value, $.001 per share, of the Corporation.

      "Executive Management Stockholders" means Hugh O'Kane, Jr. and Kevin O'Kane. Each Executive Management Stockholder is also a Management Stockholder hereunder.

      "Fair Value per Share" shall mean the fair value of each share of Stock, as determined in good faith by the Board, including at least one member of the Board designated by holders of Preferred Stock in accordance herewith.

      "Group" shall mean:

      (i) in the case of any Stockholder who is an individual, (A) such Stockholder, (B) the spouse, lineal descendants and adopted children of such Stockholder and (C) any entity established for the benefit of, or owned by, any of the foregoing;

      (ii) in the case of any Stockholder that is a partnership or limited liability company, (A) such entity and any of its members or limited or general partners, (B) any Person to which such partnership shall sell or transfer all or substantially all of its assets or with which it shall be merged and (C) any Affiliate of such partnership or limited liability company by virtue of the operation of clause (c) of the definition of "Affiliate" only; and

      (iii) in the case of any Stockholder that is a corporation, (A) such corporation, (B) any Person to which such corporation shall sell or transfer all or substantially all of its assets or with which it shall be merged and (C) any Affiliate of such corporation by virtue of the operation of clause (c) of the definition of "Affiliate" only.

      "Investors" shall mean the Persons designated as such on Annex I hereto, and shall include any successor to, or assignee or transferee of, any of the Investors who shall agree in writing to be treated as an Investor and to be bound by the terms and to comply with the provisions of this Agreement. Unless such an assignee or transferee agrees to be so bound and to comply, any such assignment or transfer by an Investor shall be null and void and shall not bind any of the parties hereto.

      "Liquidation" shall have the meaning set forth in the Charter.

      "Management Stockholders" shall mean each Person acquiring Stock who shall become a party hereto and who shall be designated a Management Stockholder on Annex I hereto and each member of the Group related to each of such Persons.

      "Outside Stockholders" shall mean each Person, other than a Stockholder identified on Annex I or a member of the Group related to a Stockholder, acquiring Stock who shall become a party hereto and who shall be designated an Outside Stockholder and each member of the Group related to each of such Persons.

      "Person" shall mean any individual, partnership, limited liability company, corporation, group, trust or other legal entity.


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      "Preferred Stock" shall mean the Series A Preferred Stock, par value $.001 per share, of the Corporation.

      "Proportionate Percentage" shall mean:

      (a) for the purposes of Section 3(a)(i), the pro rata percentage of Stock being offered by a Selling Group pursuant to Section 3(a)(i) that each Restricted Stockholder (other than the Selling Group) shall be entitled to purchase, which pro rata percentage, as to each such Restricted Stockholder, shall be the percentage figure which expresses the ratio, on a Common Stock equivalent basis (which for purposes of this Agreement shall mean after giving effect to the conversion of all securities convertible into Common Stock and the exercise of all options and warrants then exercisable for Common Stock), between the number of shares of Stock (as so converted) owned by such Restricted Stockholder and the aggregate number of shares of Stock (as so converted) owned by all Restricted Stockholders at the date of determination;

      (b) for the purposes of Section 3(a)(ii), the pro rata percentage of Stock being offered by a Selling Group pursuant to Section 3(a)(ii) that each Investor (other than the Selling Group) shall be entitled to purchase, which pro rata percentage, as to each such Investor, shall be the percentage figure which expresses the ratio, on a Common Stock equivalent basis (as described in clause
(a) above), between the number of shares of Stock owned by such Investor and the aggregate number of shares of Stock owned by all Investors at the date of determination;

      (c) for the purposes of Section 3(b), the pro rata percentage of Stock being offered by a Selling, Group pursuant to Section 3(b) that each Investor (other than the Selling Group) shall be entitled to purchase, which pro rata percentage, as to each such Investor, shall be the percentage figure which expresses the ratio, on a Common Stock equivalent basis (as described in clause
(a) above), between the number of shares of Stock owned by such Investor and the aggregate number of shares of Stock owned by all Investors at the date of determination;

      (d) for the purposes of Section 4(a), the pro rata percentage of the number of shares of Stock to which a Section 4(a) Offer relates that each Investor shall be entitled to Transfer to the Section 4(a) Offeror, which pro rata percentage, as to each such Investor, shall be the percentage figure which expresses the ratio, on a Common Stock equivalent basis (as described in clause
(a) above), between the number of shares of Stock owned by such Investor and the aggregate number of shares of Stock owned by all Investors at the date of determination;

      (e) for the purposes of Section 4(b), the pro rata percentage of the number of shares of Stock to which a Section 4(b) Offer relates that each Investor shall be entitled to Transfer to the Section 4(b) Offeror, which pro rata percentage, as to each such Investor, shall be the percentage figure which expresses the ratio, on a Common Stock equivalent basis (as described in clause
(a) above), between the number of shares of Stock owned by such Investor and the aggregate number of shares of Stock owned by all Investors other than the
Section 4(b) Offeree at the date of determination;


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      (f) for the purposes of Section 5, the pro rata percentage of Stock being offered by a Section 5 Offeree pursuant to Section 5 that each Management Stockholder shall be entitled to purchase, which pro rata percentage, as to each such Management Stockholder, shall be the percentage figure which expresses the ratio, on a Common Stock equivalent basis (as described in clause (a) above), between the number of shares of Stock owned by such Management Stockholder and the aggregate number of shares of Stock owned by all Management Stockholders at the date of determination; and

      (g) for the purposes of Section 6, the pro rata percentage of Stock subject to purchase pursuant to Section 6 that each Investor shall be entitled to purchase, which pro rata percentage, as to each such Investor, shall be the percentage figure which expresses the ratio, on a Common Stock equivalent basis (as described in clause (a) above), between the number of shares of Stock owned by such Investor and the aggregate number of shares of Stock owned by all Investors at the date of determination.

      "Purchase Agreement" shall mean the Securities Purchase Agreement dated as of the date hereof, between the Corporation and the purchasers named therein, among others.

      "Qualified Public Offering" shall have the meaning set forth in the Charter.

      "Restricted Stockholders" shall mean Management Stockholders and Outside Stockholders.

      "Selling Group" shall mean a Stockholder or a member of the Group related to a Stockholder proposing to Transfer its Stock, or which has delivered a notice of intention to Transfer, pursuant to Section 3 or Section 5 hereof, as the case may be.

      "Stock" shall mean (a) the presently issued and outstanding shares of Common Stock and Preferred Stock and any options or stock subscription warrants exercisable therefor (which options and warrants shall be deemed to be that number of outstanding shares of Stock for which they are exercisable), (b) any additional shares of capital stock of the Corporation hereafter issued and outstanding and (c) any shares of capital stock of the Corporation into which such shares may be converted or for which they may be exchanged or exercised.

      "Stockholders" shall mean those persons identified on Annex I and shall include any other Person that owns Stock and agrees in writing to be bound by and to comply with all applicable provisions of this Agreement as a Stockholder hereunder.

      "Transfer," as to any Stock, shall mean to sell, or in any other way transfer, assign, pledge, distribute, encumber or otherwise dispose of, such Stock, either voluntarily or involuntarily, and with or without consideration.


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      Section 2. Limitations on Transfers of Stock by Restricted Stockholders.

      The Restricted Stockholders shall not, at any time during the term of this Agreement, Transfer any Stock without the prior written consent of the holders of at least seventy-five percent of the then outstanding Preferred Stock and without first complying with the provisions of Sections 3 and 4; provided, that a Restricted Stockholder may Transfer Stock to (a) an Affiliate of the Restricted Stockholder or (b) another member of the Group related to such Restricted Stockholder, in each case without such consent and without complying with Sections 3 and 4 of this Agreement, in each case if the recipient of such Stock shall agree in writing to be bound by and to comply with all applicable provisions of this Agreement and to be deemed a Restricted Stockholder hereunder. Notwithstanding anything contained herein to the contrary, each Executive Management Stockholder will have the right to Transfer without restriction hereunder or under Section 3 or 4, Stock aggregating up to (and including) 20% of the Stock held by such Executive Management Stockholder on the date hereof.

      Section 3. Right of First Refusal; Restricted Stockholders' Shares.

      (a) Except as otherwise provided in Section 2, a Restricted Stockholder shall not transfer any Stock, except in accordance with the applicable procedures in this Section 3.

            (i) In the event such Restricted Stockholder receives an offer from a Person to acquire any Stock of such Stockholder and such Stockholder intends to accept such offer, the Selling Group shall first deliver to the Corporation, the other non-selling Restricted Stockholders (the "Other Restricted Stockholders") and the Investors a written notice (the "Section 3(a) Offer Notice"), which shall be irrevocable for a period of 30 days after delivery thereof, offering (the "Section 3(a) Offer") all of the Stock proposed to be Transferred by the Selling Group at the purchase price and on the terms specified therein (such Section 3(a) Offer Notice shall include the foregoing information and all other relevant terms of the proposed Transfer). The Other Restricted Stockholders shall have the right and option, for a period of 30 days after receipt of a
            Section 3(a) Offer Notice, (i) to accept all or any part of its Proportionate Percentage of the Stock so offered at the purchase price and on the terms stated in the Section 3(a) Offer Notice, and
            (B) to offer, in any written notice of acceptance, to purchase any of such Stock not accepted by any of the Other Restricted Stockholders, in which case such Stock not accepted by any of the Other Restricted Stockholders shall be deemed to have been offered to and accepted by the Other Restricted Stockholders which exercised their options under this clause (B) pro rata in accordance with their respective Proportionate Percentages (computed without including the Other Restricted Stockholders who have not exercised their options to purchase Stock under clause (B) of this subparagraph (a)(i)), on the above-described terms and conditions. Such acceptance shall be made by delivering a written notice to the Corporation and the Selling Group within said 30-day period.

            (ii) If the Other Restricted Stockholder(s) shall fail to accept all of the Stock offered for sale pursuant to, or shall reject in writing, the Section 3(a) Offer, then, upon the earlier of the expiration of such 30-day period or the receipt of such written notice of rejection or failure to accept such offer by the Other Restricted Stockholder(s), the Investors shall have the right and option, for a period of 30 days after the expiration of the above 30 days (A) to accept all or any part of its Proportionate Percentage of such Stock so offered and not accepted by the Other Restricted Stockholder(s) at the purchase price and on the terms stated in the
            Section 3 (a) Offer Notice and (ii) to offer, in any written notice of acceptance, to purchase any of such Stock not accepted by the other Investors, in which case such Stock not accepted by the other Investors shall be deemed to have been offered to and accepted by the Investors which exercised their option under this clause (B) pro rata in accordance with their respective Proportionate Percentage (computed without including the other Investors who have not exercised their option to purchase stock under clause (B) of this subparagraph (a)(ii)), on the above described terms and conditions. Such acceptance shall be made by delivering a written notice to the Corporation and the Selling Group within said 30-day period.

      (b) The Investors shall have a right of first refusal on Investors' shares as follows:

            (i) In the event that any Investor receives an offer from a Person to acquire any Stock of such Investor and such Investor intends to accept such offer, the Selling Group shall first deliver to the Corporation and other non-selling Investors (the "Other Investors") written notice (the "Section 3(b) Offer Notice" and, for purposes of Sections 3(c) through 3(f) hereof, together with the Section 3(a) Notice, the "Section 3 Notices") which shall be irrevocable for a period of 30 days after delivery thereof, offering (the "Section 3(b) Offer") all of the Stock proposed to be transferred by the Selling Group at the purchase price and on the terms specified therein (such Section 3(b) Offer shall include the foregoing information and all other terms of the Proposed Transfer). The Other Investors shall have the right and option, for a period of 30 days after receipt of a Section 3(b) Offer Notice, (i) to accept all or any part of its Proportionate Percentage of the Stock so offered at the purchase price and on the terms stated in the Section 3(b) Offer Notice, and (ii) to offer, in any written notice of acceptance, to purchase any of such stock not accepted by any of the Other Investors, in which case such Stock not accepted by any of the Other Investors shall be deemed to have been offered to and accepted by the Other Investors which exercised their options under this clause
            (ii) pro rata in accordance with their respective Proportionate Percentages (computed without including the Other Investors who have not exercised their options to purchase Stock under clause (ii) of this subparagraph (b)); on the above-described terms and conditions. Such acceptance shall be made by delivering a written notice to the corporation and the Selling group within said 30-day period.



            (ii) If the Other Investor(s) shall fail to accept all of the Stock offered for sale pursuant to, or shall reject in writing, the
            Section 3(b) Offer, then, upon the earlier of the expiration of such 30-day period or the receipt of such written notice of rejection or failure to accept such offer by any of the Other Investor(s), each Investor shall have the right and option, for a period of 30 days after the expiration of the above 30 days to offer, in any written notice of acceptance, to purchase any of such Stock not accepted by the other Investors, in which case such Stock not accepted by the Other Investors shall be deemed to have been offered to and accepted by the Investors which exercised their options under this clause
            (ii) pro rata in accordance with their respective Proportionate Percentages (computed without including the Other Investors who have not exercised their option to purchase stock under this subparagraph
            (b)(ii)), on the above described terms and conditions. Such acceptance shall be made by delivering a written notice to the Corporation and the Selling Group within said 30-day period.

      (c) A notice of acceptance delivered by any of the Other Restricted Stockholders or the Investors pursuant to Sections 3(a) or 3(b), as the case may be, shall be a binding commitment to purchase the Stock referred to therein.

      (d) Transfers of Stock under the terms of Sections 3(a) and 3(b) shall be made at the offices of the Corporation on a mutually satisfactory business day within 30 days after the expiration of the last applicable period described in
Section 3(a) or Section 3(b), as the case may be. Delivery of certificates or other instruments evidencing such Stock duly endorsed for Transfer shall be made on such date against payment of the purchase price therefor.

      (e) If effective acceptance shall not be received pursuant to Section 3(a) or Section 3(b), as the case may be, with respect to all Stock offered for sale pursuant to the Section 3 Offer Notices, then (subject, for events pursuant to Section 3(b), to Section 5 with respect to the Investors' shares of Preferred Stock) the Selling Group may Transfer all or any part of the Stock so offered and not so accepted at a price not less than the price, and on terms not more favorable to the purchaser thereof than upon the terms, stated in the Section 3 Offer Notices at any time within 30 days after the expiration of the offers required by Sections 3(a) and 3(b). In the event that the Stock is not Transferred by the Selling Group during such 30-day period, the right of the Selling Group to Transfer such Stock shall expire and the obligations of this
Section 3 shall be reinstated.

      (f) Anything contained herein to the contrary notwithstanding, any purchaser of Stock pursuant to Section 3 who is not a Stockholder shall agree in writing in advance with the parties hereto to be bound by and comply with all applicable provisions of this Agreement and shall be deemed to be a Restricted Stockholder for all purposes of this Agreement.


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
      Section 4. Rights of Co-Sale.

      (a) In the event that any Restricted Stockholder (hereinafter, the "Section 4(a) Offeree") receives an offer (the "Section 4(a) Offer") from a third party (other than a Person to whom Stock may be freely Transferred pursuant to Section 2, and other than for Stock that may be freely Transferred pursuant to Section 2) (the "Section 4(a) Offeror") to purchase from such
Section 4(a) Offeree shares of Stock representing any of the shares of Stock held by such Stockholder for a specified price payable in cash or otherwise and on specified terms and conditions, such Section 4(a) Offeree shall promptly forward a notice (the "Section 4(a) Notice") complying with Section 4(c) to the Corporation and the Investors. Subject to Section 4(d), the Section 4(a) Offeree shall not Transfer any Stock to the Section 4(a) Offeror unless the terms of the
Section 4(a) Offer are extended to the Investors with respect to their Proportionate Percentage of the aggregate number of shares of Stock (on a Common Stock equivalent basis) to which the Section 4(a) Offer relates, whereupon each Investor shall be entitled to Transfer to the Section 4(a) Offeror pursuant to the Section 4(a) Offer the Investor's Proportionate Percentage of the aggregate number of shares of Stock (on a Common Stock equivalent basis) to which the
Section 4(a) Offer relates.

      (b) In the event that any Investor (hereinafter, the "Section 4(b) Offeree," and, for the purposes of Sections 4(c) and 4(d) hereof, together with the Section 4(a) Offeree, the "Section 4 Offerees") receives an offer (the "Section 4(b) Offer," and, for the purposes of Sections 4(c) and (d) hereof, together with the Section 4(a) Offer, the "Section 4 Offers") from a third party that is not a member of the Group related to such Stockholder (the "Section 4(b) Offeror," and, for the purposes of Sections 4(c) and (d) hereof, together with the Section 4(a) Offeror, the "Section 4 Offerors") to purchase from such
Section 4(b) Offeree shares of Stock representing any of the shares of Stock held by such Stockholder for a specified price payable in cash or otherwise and on specified terms and conditions, such Section 4(b) Offeree shall promptly forward a notice (the "Section 4(b) Notice," and, for the purposes of Sections 4(c) and (d) hereof together with the Section 4(a) Notice, the "Section 4 Notices") complying with Section 4(c) to the Corporation and the Investors. Subject to Section 4(d), the Section 4(b) Offeree shall not Transfer any Stock to the Section 4(b) Offeror unless the terms of the Section 4(b) Offer are extended to the other Investors with respect to their Proportionate Percentage of the aggregate number of shares of Stock (on a Common Stock equivalent basis) to which the Section 4(b) Offer relates, whereupon each other Investor shall be entitled to Transfer to the Section 4(b) Offeror pursuant to the Section 4(b) Offer the Investor's Proportionate Percentage of the aggregate number of shares of Stock (on a Common Stock equivalent basis) to which the Section 4(b) Offer relates.

      (c) Any Section 4 Notices shall set forth, as appropriate, (i) the number of shares of Stock to which the applicable Section 4 Offer relates and the name of the applicable Section 4 Offeree, (ii) the name and address of the applicable
Section 4 Offeror, (iii) the proposed amount and type of consideration (including, if the consideration consists in whole or in part of non-cash consideration, such information available to such Section 4 Offeree as may be reasonably necessary for the Investors to properly analyze the economic value and investment risk of such non-cash consideration) and the terms and conditions of payment offered by such
Section 4 Offeror and (iv) that such Section 4 Offeror has been informed of the co-sale rights provided for in this Section 4 and has agreed to purchase Stock in accordance with the terms of this Section 4.

      (d) Anything contained herein to the contrary notwithstanding, the Section 4 Offerees shall, in addition to complying with the provisions of this Section 4, comply with the provisions of Section 3 (it being understood that the Section 3 Offer Notice contemplated by Section 3(a) and the Section 4 Notices may be included in a single notice), and each Restricted Stockholder, prior to Transferring any Stock to the Section 4(a) Offeror, shall comply with the provisions of Section 3.

      (e) Anything contained herein to the contrary notwithstanding, any purchaser of Stock pursuant to this Section 4 which is not a Stockholder shall agree in writing to be bound by all applicable provisions of this Agreement and shall be deemed to be a Stockholder for all purposes of this Agreement.

      Section 5. Right of First Offer; Investor Shares.

      (a) At any time prior to a Qualified Public Offering or a Liquidation, none of the Investors shall sell or transfer all or any part of its Preferred Stock to any third party which is not then a member of the Group related to such Investor (a "Section 5 Offeree"), unless such Investor shall have first offered to sell such Preferred Stock to the Management Stockholders (the "Section 5 Offered Securities"), at each Management Stockholder's Proportional Percentage at a price and on such other terms and conditions as shall have been specified by such Investor in writing delivered to each Management Stockholder (the "Section 5 Offer"), which such Section 5 Offer by its terms shall remain open and irrevocable for a period of 30 days from the date it is delivered by the Investor to the Management Stockholders.

      (b) The Investor may specify in the Section 5 Offer that all or a minimum amount of the Section 5 Offered Securities must be sold in such offering (to the Management Stockholders and/or any third parties pursuant to Section 5(d)), in which case any Section 5 Notice of Acceptance (as defined below) shall be deemed conditioned upon (i) receipt of Section 5 Notices of Acceptance of all or such minimum amount, as applicable, of the Section 5 Offered Securities and/or (ii) the sale of all, or such minimum amount, as applicable, of the Section 5 Offered Securities pursuant to Section 5(d).

      (c) Notice of the Management Stockholders' intention to accept, in whole or in part, a Section 5 Offer shall be evidenced by a writing signed by such Management Stockholder and delivered to the Corporation prior to the end of the 30-day period of such Section 5 Offer, setting forth such portion of the Section 5 Offered Securities the Management Stockholders elect to purchase (the "Section 5 Notice of Acceptance").

      (d) In the event that Section 5 Notices of Acceptance are not given by the Management Stockholders in respect of all the Section 5 Offered Securities, the Investors shall have 120 days from the expiration of the foregoing 30-day period to sell all or any part of such Section 5 Offered Securities as to which Section 5 Notice of Acceptances have not been given by the Management Stockholders (the "Section 5 Refused Securities") to any other Person or Persons, but only upon terms and conditions in all material respects, including, without limitation, unit price, which are no more favorable to such other Person or Persons and no less favorable to the Investor(s) than those set forth in the Section 5 Offer. Upon the closing, which shall include full payment to the Investor(s), of the sale to such other Person or Persons of all the Refused Securities, the Management Stockholders shall purchase from the Investors, and the Investors shall sell to the Management Stockholders, the Section 5 Offered Securities in respect of which Section 5 Notice of Acceptances were delivered to the Investors by the Management Stockholders, at the terms specified in the Section 5 Offer.

      Section 6. Right of First Offer; Corporation Stock.

      (a) Except in the case of Excluded Securities (as hereinafter defined), the Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any (i) Stock,
(ii) any other equity security of the Corporation, (iii) any debt security of the Corporation which by its terms is convertible into or exchangeable for any equity security of the Corporation or has any other equity feature, (iv) any security of the Corporation that is a combination of a debt and equity security or (v) any option, warrant or other right to subscribe for, purchase or otherwise acquire any security of the Corporation specified in the foregoing clauses (i) through (iv), unless in each case the Corporation shall have first offered to sell such securities to the Investors (the "Section 6 Offered Securities"), at each Investor's respective Proportional Percentage at a price and on such other terms and conditions as shall have been specified by the Corporation in writing delivered to each Investor (the "Section 6 Offer"), which Offer by its terms shall remain open and irrevocable for a period of 30 days from the date it is delivered by the Corporation to the Investors.

      (b) The Corporation may specify in the Section 6 Offer that all or a minimum amount of the Section 6 Offered Securities must be sold in such offering (to the Investors and/or any third parties pursuant to Section 6(d)), in which case any Section 6 Notice of Acceptance (as defined below) shall be deemed conditioned upon (i) receipt of Section 6 Notices of Acceptance of all or such minimum amount, as applicable, of the Section 6 Offered Securities and/or (ii) the sale of all, or such minimum amount, as applicable, of the Section 6 Offered Securities pursuant to Section 6(d).

      (c) Notice of the Investor's intention to accept, in whole or in part, a
Section 6 Offer shall be evidenced by a writing signed by such Investor and delivered to the Corporation prior to the end of the 30-day period of such Offer, setting forth such portion of the Section 6 Offered Securities the Investors elect to purchase (the "Notice of Acceptance").

      (d) In the event that Notice of Acceptance is not given by the Investor(s) in respect of all the Offered Securities, the Corporation shall have 120 days from the expiration of the foregoing 30-day period to sell all or any part of such Section 6 Offered Securities as to which Section 6 Notice of Acceptances have not been given by the Investor(s) (the "Section 6 Refused Securities") to any other Person or Persons, but only upon terms and conditions in all material respects, including, without limitation, unit price and interest rates, which are no more favorable to such other Person or Persons and no less favorable to the Corporation than those set forth in the Section 6 Offer. Upon the closing, which shall include full payment to the Corporation, of the sale to such other Person or Persons of all the Section 6 Refused Securities, the Investors shall purchase from the Corporation, and the Corporation shall sell to the Investors, the Section 6 Offered Securities in respect of which Section 6 Notice of Acceptances were delivered to the Corporation by the Investors, at the terms specified in the Section 6 Offer.

      (e) In each case, any Section 6 Offered Securities not purchased by the Investors or any other Person or Persons in accordance with Section 6(d) may not be sold or otherwise disposed of until they are again offered to the Investors under the procedures specified in Sections 6(a), (c) and (d).

      (f) The rights of the Investors under this Section 6 shall not apply to the following securities (the "Excluded Securities"):

            (i) (A) up to a total of 2,288,000 shares (as adjusted equitably for stock dividends, stock splits, combinations, etc.) of Common Stock available for issuance pursuant to awards of stock-based compensation or incentives granted under plans for the benefit of directors, officers and employees of the Corporation or its subsidiaries pursuant to and in accordance with Stock Incentive Plans duly authorized by the Board and/or the appropriate committee thereof, and (B) shares of Stock issued upon conversion of shares of Preferred Stock, including in the case of both (A) and (B), any additional shares of Common Stock as may be issued by virtue of antidilution provisions, if any, applicable to such options or shares, as the case may be;

            (ii) Stock issued as a stock dividend or upon any stock, split or other subdivision or combination of shares of Stock; and

            (iii) Stock issued pursuant to a Qualified Public Offering.

      Section 7. Voting Agreement.

      Each Stockholder shall vote all of his or its Stock and shall take all other necessary or desirable actions within his or its control (whether in such Stockholder's capacity as a stockholder of the Corporation or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Corporation shall take all necessary and desirable actions within its control (including, without limitation, calling special Board and Stockholder meetings), so that:

      (a) the authorized number of directors on the Board shall be established at no less than seven directors;

      (b) three representatives designated by the holders of seventy-five percent of the Preferred Stock shall be elected to the Board in accordance with the terms of the Charter, at least one of which directors shall be (i) a third party that is unaffiliated, independent and unrelated to any of the holders of Preferred Stock and (ii) subject to the prior approval of the Management Stockholders, which approval shall not be unreasonably delayed or withheld; and

      (c) four representatives designated by the holders of a majority of the shares then held by the Management Stockholders shall be elected to the Board at least two of which directors shall be (i) third parties that are unaffiliated, independent and unrelated to any of the Corporation or any Management Stockholder and (ii) subject to the prior approval of the holders of a majority of the Preferred Stock then outstanding which approval shall not be unreasonably delayed or withheld.

      (d) Each Stockholder shall vote his, her or its shares of Stock (i) to remove any director whose removal is required by the party or parties with the power to designate such director and (ii) to fill any vacancy created by the removal, resignation or death of a director, in each case, for the election of a new director designated and approved, if approval is required, in accordance with the provisions of this Section 7. Vacancies of the Board shall be filled within thirty (30) days of the date such vacancy is created or immediately before the first action to be taken by the Board after the date such vacancy is created.

      (e) In the event that the Corporation acquires or creates any subsidiary, the Corporation and the Stockholders shall use their best efforts, in their capacity as a stockholder, partner or member of each such subsidiary, to cause the composition of the board of directors or equivalent governing body of such subsidiary to be identical or as nearly identical as possible, to the composition of the Board. In the event the Board creates or elects to create any committee of the Board or any committee of any subsidiary board of directors, any such committee shall reasonably reflect the voting composition of the Board or as otherwise agreed by six (6) out of seven (7) members of the Board.

      Section 8. Legend on Stock Certificates.

      Each certificate representing shares of Stock shall bear a legend containing the following words (in addition to any other legend required by law or applicable agreement):

               "THE SALE, TRANSFER, ASSIGNMENT, PLEDGE OR
               ENCUMBRANCE OF THE SECURITIES REPRESENTED BY

               THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A STOCKHOLDERS' AGREEMENT
               DATED AS OF JULY __, 1998, AMONG NATIONAL
               NETWORK TECHNOLOGIES INC. AND CERTAIN
               HOLDERS OF THE OUTSTANDING CAPITAL STOCK OF
               SUCH CORPORATION. COPIES OF SUCH AGREEMENT
               MAY BE OBTAINED AT NO COST BY WRITTEN
               REQUEST MADE BY THE HOLDER OF RECORD OF THIS
               CERTIFICATE TO THE SECRETARY OF SUCH
               CORPORATION."

      Section 9. Additional Shares of Stock, Etc.

      In the event additional shares of Stock are issued by the Corporation to a Stockholder or any employee of the Corporation at any time during the term of this Ageement, either directly or upon the exercise or exchange of securities of the Corporation exercisable for or exchangeable into shares of Stock, the Corporation shall require such additional shares of Stock, as a condition to such issuance, to become subject to the terms and provisions of this Agreement.

      Section 10. Duration of Agreement; Compliance.

      The rights and obligations of each Stockholder under this Agreement shall terminate as to such Stockholder upon the earliest to occur of (a) the Transfer of all Stock owned by such Stockholder, (b) the tenth anniversary of the date hereof, (c) the date on which less than one-third of the aggregate number of Preferred Shares issued to the Investors and outstanding as of the date hereof remains issued and outstanding and (d) a Qualified Public Offering.

      Section 11. Severability; Governing Law.

      If any provision of this Agreement shall be determined to be illegal and unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, applicable to agreements made and fully to be performed therein by residents thereof, except to the extent that this Agreement relates to the internal laws of the Corporation, which shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

      Section 12. Successors and Assigns.

      This Agreement shall bind and inure to the benefit of the parties and their respective successors and permitted assigns, transferees, legal representatives and heirs.

      Section 13. Notices.

      All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or by telecopy or sent by nationally-recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or at such other address as may hereafter be designated in writing by such party to the other parties:

                  if to the Corporation, to:

                  National Network Technologies Inc.
                  88 White Street
                  New York, NY 10013
                  Telephone:  (212) 431-6007
                  Telecopy:   (212) 334-0847
                  Attention:  President

                  with a copy to:

                  Christy & Viener
                  620 Fifth Avenue
                  New York, NY 10020
                  Telephone:  (212) 632-5500
                  Telecopy:   (212) 632-5555
                  Attention:  John F. Cambria, Esq

if to the Investors, to their respective addresses set forth on Schedule I hereto with a copy to:

                  O'Sullivan Graev & Karabell, LLP
                  30 Rockefeller Plaza
                  New York, New York 10112
                  Telephone:  (212) 408-2400
                  Telecopy:   (212) 408-2420
                  Attention:  Robert Seber, Esq.

All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of dispatch by nationally-recognized overnight courier, on the next business day following such dispatch and (c) in the case of mailing, on the third business day after the posting thereof.

      Section 14. Modification.

      Except as otherwise provided herein, neither this Agreement nor any provisions hereof can be modified, changed, discharged or terminated except by an instrument in writing signed by (a) the Corporation, (b) the holders of at least seventy-five percent of the Stock then held by the Investors, and (c) the Executive Management Stockholders; provided, however, that no modification or amendment shall be effective to reduce the percentage of the shares of Stock the consent of the holders of which is required under this Section 14.

      Section 15. Headings.

      The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

      Section 16. Nouns and Pronouns.

      Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice versa.

      Section 17. Entire Agreement.

      This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings with respect thereto.

      Section 18. Counterparts.

      This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

                                   * * * * * *

      IN WITNESS WHEREOF, the parties hereto have executed this Stockholders' Agreement on the date first above written.

                                    NATIONAL NETWORK TECHNOLOGIES
                                    INC.


                                    By: /s/ Hugh O'Kane, Jr.
                                        ----------------------------
                                        Name:  Hugh O'Kane, Jr.
                                        Title: President

                                    INVESTORS:

                                    LAWRENCE, SMITH & HOREY III, L.P.


                                    BY:   LSH PARTNERS III, L.P.,
                                           ITS GENERAL PARTNER


                                    By: /s/ Richard W. Smith
                                        -----------------------------
                                          Richard W. Smith
                                           General Partner

                                    ABBOTT CAPITAL 1330 INVESTORS I, LP

                                    BY:   ABBOTT CAPITAL 1330 GENPAR, LLC,
                                           ITS GENERAL PARTNER


                                    By:   /s/ Thomas W. Hallagan
                                        ___________________________________
                                          Thomas W. Hallagan,
                                          Its Manager

                                    MANAGEMENT STOCKHOLDERS


                                 By:   /s/ Hugh O'Kane, Jr.
                                     ___________________________________
                                        Hugh O'Kane, Jr.

                                By:   /s/ Kevin O'Kane
                                    ________________________________________
                                        Kevin O'Kane

                                 By:  /s/ Denis O'Kane
                                     ________________________________________
                                        Denis O'Kane

                                     ANNEX I

--------------------------------------------------------------------------------
                                           SERIES A
                                         CONVERTIBLE
         STOCKHOLDERS                 PREFERRED STOCK            COMMON STOCK
--------------------------------------------------------------------------------
          INVESTORS
--------------------------------------------------------------------------------
 Lawrence, Smith & Horey III,             1,685,618
 L.P.
--------------------------------------------------------------------------------
 Abbott Capital 1330 Investors I,         3,852,840
 L.P.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
MANAGEMENT STOCKHOLDERS
--------------------------------------------------------------------------------
Hugh O'Kane, Jr.
--------------------------------------------------------------------------------
Kevin O'Kane
--------------------------------------------------------------------------------
Denis O'Kane
--------------------------------------------------------------------------------

                   AMENDMENT NO. 1 TO STOCKHOLDERS' AGREEMENT

        AMENDMENT NO. 1, dated JANUARY 13, 2000, to the STOCKHOLDERS' AGREEMENT, dated as of July 23, 1998 (as amended to date, the "Stockholders' Agreement"), among Lexent Inc. (known in the original Stockholders' Agreement as National Network Technologies Inc.) (the "Corporation"), and the Stockholders of the Corporation identified on the signature pages hereto (each a "Stockholder" and collectively, the "Stockholders").

        WHEREAS, the Executive Management Stockholders, Allegra Capital Partners III, L.P. (known in the original Stockholders' Agreement as Lawrence, Smith & Horey III, L.P.) ("Allegra III") and Allegra Capital Partners IV, L.P. ("Allegra IV") have entered into a Securities Purchase Agreement dated as of the date hereof, whereby Allegra III and Allegra IV have agreed to purchase an aggregate of 300,000 shares of Common Stock (the "Shares"), par value $.001 per share, of the Corporation from the Executive Management Stockholders; and

        WHEREAS, the parties hereto desire to amend the Stockholders' Agreement to (i) include Allegra IV as a party thereto for purposes of Section 7 and Sections 10 through 18, (ii) amend the provisions of the voting agreement contained in Section 7 and (iii) amend the definition of Excluded Securities.

        NOW THEREFORE, the parties hereto agree as follows:

        SECTION 1. Definitions. Capitalized terms used herein without definition shall have the meanings ascribed to them in the Stockholders' Agreement.

        SECTION 2. Joinder; Treatment of the Shares. Allegra IV shall be deemed a "Stockholder" under the Stockholders' Agreement solely for purposes of Section 7 and Sections 10 through 18 thereof. Allegra IV hereby confirms and agrees to be bound by Section 7 and Sections 10 through 18 of the Stockholders' Agreement. Other than for purposes of Section 7 of the Stockholders' Agreement, the Shares shall not be subject to the provisions of the Stockholders' Agreement, nor shall the holders of the Shares have any of the benefits of the Stockholders' Agreement or be subject to any of its restrictions or obligations with respect to the Shares.

        SECTION 3. Amendment to Section 7. Section 7 of the Stockholders' Agreement is hereby amended to read in its entirety as follows:

        "Section 7. Voting Agreement.

        (a) Each Stockholder shall vote all of his, her or its Stock and shall take all other necessary or desirable actions within his, her or its control (whether in such Stockholder's capacity as a stockholder of the Corporation or otherwise, and including, without limitation, attendance at meetings in person or by proxy for purposes of obtaining a quorum and execution of written consents in lieu of meetings), and the Corporation shall take all necessary and desirable actions within its control (including, without limitation, calling special Board and Stockholder meetings), so that:

                (i) the authorized number of directors on the Board shall be established at no less than seven directors;

                (ii) three representatives designated by the holders of seventy-five percent of the Preferred Stock shall be elected to the Board in accordance with the terms of the Charter, one of which shall be designated by Abbott Capital 1330 Investors I, L.P., one of which shall be designated by Allegra IV and at least one of which directors shall be
        (A) a third party that is unaffiliated, independent and unrelated to any of the holders of Preferred Stock and (B) subject to the prior approval of the Management Stockholders, which approval shall not be unreasonably delayed or withheld; and

                (iii) four representatives designated by the holders of a majority of the shares then held by the Management Stockholders shall be elected to the Board at least two of which directors shall be (A) third parties that are unaffiliated, independent and unrelated to any of the Corporation or any Management Stockholder and (B) subject to the prior approval of the holders of a majority of the Preferred Stock then outstanding, which approval shall not be unreasonably delayed or withheld.

        (b) Each Stockholder shall vote his, her or its Stock (i) to remove any director whose removal is required by the party or parties with the power to designate such director and (ii) to fill any vacancy created by the removal, resignation or death of a director, in each case, for the election of a new director designated and approved, if approval is required, in accordance with the provisions of this Section 7. Vacancies of the Board shall be filled within thirty (30) days of the date such vacancy is created or immediately before the first action to be taken by the Board after the date such vacancy is created.

        (c) In the event that the Corporation acquires or creates any subsidiary, the Corporation and the Stockholders shall use their best efforts, in their capacity as a stockholder, partner or member of each such subsidiary, to cause the composition of the board of directors or equivalent governing body of such subsidiary to be identical or as nearly identical as possible, to the composition of the Board. In the event the Board creates or elects to create any committee of the

Board or any committee of any subsidiary board of directors, any such committee shall reasonably reflect the voting composition of the Board or as otherwise agreed by six (6) out of seven (7) members of the Board."

        SECTION 4. Amendment to Section 6. Subsection (f) of Section 6 of the Stockholders' Agreement is hereby amended to read in its entirety as follows:

        "(f) The rights of the Investors under this Section 6 shall not apply to the following securities (the "Excluded Securities"):

                (i) (A) up to a total of 4,800,000 shares (as adjusted equitably for stock dividends, stock splits, combinations, etc.) of Common Stock available for issuance pursuant to awards of stock-based compensation or incentives granted under plans for the benefit of directors, officers and employees of the Corporation or its subsidiaries pursuant to and in accordance with Stock Incentive Plans duly authorized by the Board and/or the appropriate committee thereof, and (B) shares of Stock issued upon conversion of shares of Preferred Stock, including in the case of both (A) and (B), any additional shares of Common Stock as may be issued by virtue of antidilution provisions, if any, applicable to such options or shares, as the case may be;

                (ii) Stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of Stock;

                (iii) Up to a total of 215,000 shares of Common Stock to be issued to Alf Hansen for a purchase price of not less than $10.00 per share; and

                (iv) Stock issued pursuant to a Qualified Public Offering."

        SECTION 5. Amendment to Section 10. Section 10 of the Stockholders' Agreement is hereby amended to read in its entirety as follows:

        "The rights and obligations of each Stockholder under this Agreement shall terminate as to such Stockholder upon the earliest to occur of (a) the Transfer of all Stock owned by such Stockholder (and, in the case of Allegra IV's right to designate a director pursuant to Section 7, the Transfer of all Stock owned by Allegra III to any party which is not part of Allegra III's or Allegra IV's Group), (b) the tenth anniversary of the date hereof, (c) the date on which less than one-third of the aggregate number of Preferred Shares issued to the Investors and outstanding as of the date hereof remains issued and outstanding and (d) a Qualified Public Offering."

        SECTION 6. Applicable Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles.

        SECTION 7. Original Agreement. Except as amended or modified pursuant to this Amendment, the terms of the Stockholders' Agreement shall remain in full force and effect.

        SECTION 8. Counterparts; Effectiveness. This Amendment may be executed in any number of counterparts, each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

                            LEXENT INC.

                            By /s/ KEVIN M. O'KANE
                               ------------------------------
                               Name: Kevin M. O'Kane
                               Title: Chief Operating Officer

                            ALLEGRA CAPITAL PARTNERS III, L.P.

                            By: Allegra Partners III, L.P., its general partner

                            By /s/ RICHARD W. SMITH
                               ------------------------------
                               Name: Richard W. Smith
                               Title: General Partner

                            ALLEGRA CAPITAL PARTNERS IV, L.P.

                            By: Allegra Partners IV, L.L.C., its general partner

                            By /s/ RICHARD W. SMITH
                               -------------------------------
                               Name: Richard W. Smith
                               Title:   General Partner

                            ABBOTT CAPITAL 1330 INVESTORS I, LP

                            By: Abbott Capital 1330 GenPar, LLC., its general
                                partner


                            By /s/ THOMAS W. HALLAGAN
                               --------------------------------
                               Name: Thomas W. Hallagan
                               Title: General Partner

                            /s/ HUGH J. O'KANE, JR.
                            -----------------------------------
                            Hugh O' Kane


                            /s/ KEVIN M. O'KANE
                            -----------------------------------
                            Kevin O' Kane